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                                                                      EXHIBIT 21
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Subsidiary Name                                                    State of Incorporation
---------------                                                   ------------------------
                                                                      or Organization
                                                                      ---------------
Archstone Communities Incorporated                                        Delaware
SCP Nevada Holdings 1 Incorporated                                        Nevada
SCP Utah Holdings 4 Incorporated                                          Utah
SCP Utah Holdings 5 Incorporated                                          Utah
PTR-California Holdings (1) Incorporated                                  Maryland
PTR-California Holdings (2) Incorporated                                  Maryland
PTR-California Holdings (3) Incorporated                                  Delaware
Archstone Financial Services, Inc.                                        Delaware
PTR-Colorado (1), LLC                                                     Colorado
Security Capital Atlantic Multifamily Inc.                                Delaware
Atlantic-Alabama (5) Incorporated                                         Maryland
Atlantic-Alabama (6) Incorporated                                         Maryland
SCA-Alabama Multifamily Trust                                             Alabama
SCA-North Carolina (1) Incorporated                                       Maryland
SCA-North Carolina (2) Incorporated                                       Maryland
SCA North Carolina Limited Partnership                                    Delaware
SCA-Indiana Limited Partnership                                           Delaware
SCA-Tennessee (3) Incorporated                                            Maryland
SCA-Tennessee (4) Incorporated                                            Maryland
Atlantic-Tennessee Limited Partnership                                    Delaware
SCA Florida Holdings (2) Incorporated                                     Delaware
SCA-1 Incorporated                                                        Delaware
Atlantic Multifamily Limited Partnership-1                                Delaware
Archstone Communities Limited Partnership                                 Delaware
ASN Minnesota Holdings (1) LLC                                            Delaware
ASN Multifamily Limited Partnership                                       Delaware
ASN-Massachusetts Holdings (1) Incorporated                               Delaware
ASN-Washington Holdings (1) Incorporated                                  Delaware
NEC Tatum and Bell Owner's Association, Inc.                              Arizona
Archstone Communities Limited Partnership II                              Delaware
ASN- Massachusetts Holdings (3) Incorporated                              Delaware
ASN- San Diego Incorporated                                               Delaware
ASN Studio City Incorporated                                              Delaware
ASN- Massachusetts Holdings (2) Incorporated                              Delaware
ASN- Massachusetts Holdings (4) Incorporated                              Delaware
ASN- Massachusetts Holdings (5) Incorporated                              Delaware
ASN- Dakota Ridge, LLC                                                    Delaware
ASN- Pinnacle, LLC                                                        Delaware
ASN- Wendemere, LLC                                                       Delaware
ASN Northgate, LLC                                                        Delaware
ASN Stone Ends L.L.C                                                      Delaware
ASN Richardson Highlands, LLC                                             Delaware
ASN Richardson Highlands Incorporated                                     Delaware
SCA Florida Holdings (1) Incorporated                                     Florida
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